                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93665), Form S-4 (Nos. 333-69533, 333-81201 and
333-93649) and Form S-8 (Nos. 333-41749, 333-41751, 333-58651, 333-60537, 333-
69421 and 333-78311) of Encompass Services Corporation of our report dated February 12, 2000, except for Notes 1 and 19, which are as of February 22, 2000, relating to the financial statements of Building One Services Corporation, which appears in this Current Report on Form 8-K/A of Encompass Services Corporation.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 17, 2000